Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2022

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at ti.com/conflict-minerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2022 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the five-step framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition):

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”) in any manner (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or refiner (“Smelter”), and we depend on information from our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary program in which an independent third party evaluates Smelters’ management systems and procurement practices and determines whether the Smelter has demonstrated that all the materials it processed originated from Conformant1 sources. The RMAP is overseen by the Responsible Minerals Initiative (“RMI”), which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

Step 1: Establish strong company management systems

•	Design and implement a conflict minerals policy;

•

Develop an organizational structure and processes intended to ensure that Suppliers are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

[1]	“Conformant” means a Smelter has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment.

•

Implement a process, which uses a reporting tool developed by the RMI and data gathered through the RMAP (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in any Covered Country;

•	Implement a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process; and

•	Rely on the RMAP to validate supply chain due diligence.

Step 2: Identify and assess risks in the supply chain

•	Communicate our CM policy to Suppliers;

•

Direct Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

Analyze Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and follow up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	Compare the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•

Review other source materials for Smelters that are not compliant with the RMI if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

Step 3: Design and implement a strategy to respond to identified risks

•	Adopt a risk management plan in response to identified risks while continuing to do business with Supplier or suspending/terminating dealings with Supplier; and

•	Communicate the risk management plan to senior management.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	Use information provided by independent third party audit programs, including the RMI, to confirm the existence and verify the OECD-conformance status of Smelters identified during due diligence.

Step 5: Report annually on the supply chain due diligence

•

Annually submit a Conflict Minerals Disclosure and Report to the SEC, which reports the results of TI’s due diligence. This Conflict Minerals Report has been filed with the SEC and is available on our website at ti.com/conflict-minerals.

IV.	Our Findings

We have determined that 100% of the 218 Smelters in the supply chain for our integrated circuits (“ICs”) 2 were Conformant. Our determination is based on the finding that 100% of the Smelters identified to us by our Suppliers as being potentially in the supply chain for ICs in 2022 supplied CMs exclusively from Conformant sources. ICs accounted for approximately 91% of TI revenue in 2022.

Of the 232 Smelters identified for 2022 in our overall supply chain (including ICs as well as other products manufactured by or for TI), we have determined that the CMs potentially supplied to us by 97% of the Smelters were Conformant. Of the remaining 3% of the Smelters identified for 2022 (8 in total), 2 were designated as Active,3 3 were designated as Non-Conformant,4 and 3 were designated as RMI Due Diligence Review – Unable to Proceed.5 In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

[2]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

[3]

“Active” means a Smelter has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. On February 13, 2023, 1 of the Smelters designated in this Report as Active (CV Venus Inti Perkasa) was moved to Conformant status by the RMI.

[4]

“Non-Conformant” means a Smelter has been independently assessed and found non-conformant with the relevant RMAP standard. As of February 9, 2023, 1 of the Smelters designated in this Report as Non-Conformant (Unecha Refractory metals plant) had been removed from our supply chain.

[5]

“RMI Due Diligence Review – Unable to Proceed” is a designation for Smelters that have not met the threshold for the due diligence vetting process after a period of 6 months. As of February 9, 2023, the 3 smelters designated in this Report as RMI Due Diligence Review – Unable to Proceed had all been removed from our supply chain.

In 2022, we continued our due diligence efforts with regard to Smelters that are not compliant with the RMI. While we primarily relied on information from our first-tier suppliers, in some cases we contacted Smelters for more complete information. That information, combined with information available through the RMI, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

We do not have complete information about the CMs in our entire supply chain. For 2022, approximately 75% of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.) Industry efforts to collect and verify CM origin information remain an inherent limitation. For Smelters that are designated as Active, their status is currently undeterminable because the RMAP assessments are not complete or have not yet been dispositioned by the RMI due to continued operational impacts from COVID-19. The results of our due diligence reflect these limitations. The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2022, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2022: Analog (consisting of Power and Signal Chain product lines) and Embedded Processing (including microcontrollers, digital signal processors, and applications processors). We report the results of our remaining business activities in Other. “Other” includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP® products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and

•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in an RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

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Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2022. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

1.	Table 1 – Conformant Smelters:

Listed below are the 224 Smelters identified to us by our Suppliers as potentially in our supply chain for 2022 that the RMAP has reported as compliant with its RMI standards. On that basis, we have determined that the CMs supplied by these Smelters were Conformant. The location information is as reported by the RMAP as of January 31, 2023.

*	Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. Corp.*	Tungsten	JAPAN

2.	ACL Metais Eireli*	Tungsten	BRAZIL

3.	Asia Tungsten Products Vietnam Ltd.*	Tungsten	VIETNAM

4.	China Molybdenum Tungsten Co., Ltd.*	Tungsten	CHINA

5.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA

6.	Cronimet Brasil Ltda*	Tungsten	BRAZIL

7.	Fujian Ganmin RareMetal Co., Ltd.*	Tungsten	CHINA

8.	Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CHINA

9.	Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten	CHINA

10.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA

11.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA

12.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA

13.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES

14.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA

15.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY

16.	Hubei Green Tungsten Co., Ltd.	Tungsten	CHINA

17.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA

18.	Hunan Jintai New Material Co., Ltd. *	Tungsten	CHINA

19.	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	Tungsten	CHINA

20.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN

21.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA

22.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA

23.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA

24.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA

25.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA

26.	Kennametal Fallon*	Tungsten	UNITED STATES

27.	Kennametal Huntsville*	Tungsten	UNITED STATES

28.	Lianyou Metals Co., Ltd.*	Tungsten	TAIWAN

29.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA

30.	Masan High-Tech Materials*	Tungsten	VIETNAM

31.	Moliren Ltd.*††	Tungsten	RUSSIA

††	Subsequent to the date this data was reported, Moliren Ltd. was removed from our supply chain.

32.	Niagara Refining LLC*	Tungsten	UNITED STATES

33.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES

34.	TANIOBIS Smelting GmbH & Co. KG*	Tungsten	GERMANY

35.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA

36.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA

37.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA

38.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten	CHINA

39.	Alpha*	Tin	UNITED STATES

40.	Aurubis Beerse*	Tin	BELGIUM

41.	Aurubis Berango*	Tin	SPAIN

42.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA

43.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA

44.	China Tin Group Co., Ltd.*	Tin	CHINA

45.	CRM Synergies	Tin	SPAIN

46.	Dowa*	Tin	JAPAN

47.	EM Vinto*	Tin	BOLIVIA

48.	Estanho de Rondonia S.A.*	Tin	BRAZIL

49.	Fabrica Auricchio Industria e Comercio Ltda. *	Tin	BRAZIL

50.	Fenix Metals*	Tin	POLAND

51.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA

52.	Gejiu Zili Mining and Metallurgy Co., Ltd.*	Tin	CHINA

53.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA

54.	Jiangxi New Nasan Technology Ltd.*	Tin	CHINA

55.	Luna Smelter, Ltd.*	Tin	RWANDA

56.	Magnu’s Minerais Metais e Ligas Ltda.*	Tin	BRAZIL

57.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA

58.	Metallic Resources, Inc.*	Tin	UNITED STATES

59.	Mineração Taboca S.A.*	Tin	BRAZIL

60.	Minsur*	Tin	PERU

61.	Mitsubishi Materials Corporation*	Tin	JAPAN

62.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES

63.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND

64.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA

65.	PT Aries Kencana Sejahtera	Tin	INDONESIA

66.	PT Artha Cipta Langgeng*	Tin	INDONESIA

67.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA

68.	PT Babel Inti Perkasa*	Tin	INDONESIA

69.	PT Babel Surya Alam Lestari*	Tin	INDONESIA

70.	PT Bangka Serumpun*	Tin	INDONESIA

71.	PT Bukit Timah*	Tin	INDONESIA

72.	PT Cipta Persada Mulia*	Tin	INDONESIA

73.	PT Menara Cipta Mulia*	Tin	INDONESIA

74.	PT Mitra Stania Prima*	Tin	INDONESIA

75.	PT Mitra Sukses Globalindo	Tin	INDONESIA

76.	PT Prima Timah Utama*	Tin	INDONESIA

77.	PT Putera Sarana Shakti (PT PSS) *	Tin	INDONESIA

78.	PT Rajawali Rimba Perkasa*	Tin	INDONESIA

79.	PT Refined Bangka Tin*	Tin	INDONESIA

80.	PT Sariwiguna Bina Sentosa*	Tin	INDONESIA

81.	PT Stanindo Inti Perkasa*	Tin	INDONESIA

82.	PT Sukses Inti Makmur*	Tin	INDONESIA

83.	PT Timah Tbk Kundur*	Tin	INDONESIA

84.	PT Timah Tbk Mentok*	Tin	INDONESIA

85.	PT Tinindo Inter Nusa*	Tin	INDONESIA

86.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL

87.	Rui Da Hung*	Tin	TAIWAN

88.	Thaisarco*	Tin	THAILAND

89.	Tin Smelting Branch of Yunnan Tin Co., Ltd. *	Tin	CHINA

90.	Tin Technology & Refining*	Tin	UNITED STATES

91.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL

92.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin	CHINA

93.	AMG Brazil*	Tantalum	BRAZIL

94.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA

95.	D Block Metals, LLC*	Tantalum	UNITED STATES

96.	F&X Electro-Materials Ltd.*	Tantalum	CHINA

97.	FIR Metals & Resource Ltd. *	Tantalum	CHINA

98.	Global Advanced Metals Aizu*	Tantalum	JAPAN

99.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES

100.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA

101.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA

102.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA

103.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA

104.	Jiujiang Tanbre Co., Ltd.*	Tantalum	CHINA

105.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA

106.	KEMET de Mexico*	Tantalum	MEXICO

107.	Materion Newton Inc. *	Tantalum	UNITED STATES

108.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA

109.	Mineração Taboca S.A.*	Tantalum	BRAZIL

110.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN

111.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA

112.	NPM Silmet AS*	Tantalum	ESTONIA

113.	QSIL Metals Hermsdorf GmbH*	Tantalum	GERMANY

114.	QuantumClean*	Tantalum	UNITED STATES

115.	Resind Indústria e Comércio Ltda.*	Tantalum	BRAZIL

116.	RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CHINA

117.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN

118.	TANIOBIS Co., Ltd.*	Tantalum	THAILAND

119.	TANIOBIS GmbH*	Tantalum	GERMANY

120.	TANIOBIS Japan Co., Ltd.*	Tantalum	JAPAN

121.	TANIOBIS Smelting GmbH & Co. KG*	Tantalum	GERMANY

122.	Telex Metals*	Tantalum	UNITED STATES

123.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN

124.	XIMEI RESOURCES (GUANGDONG) LIMITED*	Tantalum	CHINA

125.	XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CHINA

126.	Yanling Jincheng Tantalum * Niobium Co., Ltd. *	Tantalum	CHINA

127.	8853 S.p.A. *	Gold	ITALY

128.	Advanced Chemical Company*	Gold	UNITED STATES

129.	Agosi AG*	Gold	GERMANY

130.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN

131.	Al Etihad Gold Refinery DMCC*	Gold	UNITED ARAB EMIRATES

132.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN

133.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL

134.	Argor-Heraeus S.A.*	Gold	SWITZERLAND

135.	Asahi Pretec Corp.*	Gold	JAPAN

136.	Asahi Refining Canada Ltd.*	Gold	CANADA

137.	Asahi Refining USA Inc.*	Gold	UNITED STATES

138.	Asaka Riken Co., Ltd.*	Gold	JAPAN

139.	Aurubis AG*	Gold	GERMANY

140.	Bangalore Refinery*	Gold	INDIA

141.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES

142.	Boliden AB*	Gold	SWEDEN

143.	C. Hafner GmbH + Co. KG*	Gold	GERMANY

144.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA

145.	Cendres + Metaux S.A. *	Gold	SWITZERLAND

146.	Chimet S.p.A.*	Gold	ITALY

147.	Chugai Mining*	Gold	JAPAN

148.	Dowa*	Gold	JAPAN

149.	DSC (Do Sung Corporation)*	Gold	KOREA (REPUBLIC OF)

150.	Eco-System Recycling Co., Ltd. East Plant*	Gold	JAPAN

151.	Eco-System Recycling Co., Ltd. North Plant*	Gold	JAPAN

152.	Eco-System Recycling Co., Ltd. West Plant*	Gold	JAPAN

153.	Emirates Gold DMCC*	Gold	UNITED ARAB EMIRATES

154.	Geib Refining Corporation*	Gold	UNITED STATES

155.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA

156.	Heimerle + Meule GmbH*	Gold	GERMANY

157.	Heraeus Germany GmbH Co. KG*	Gold	GERMANY

158.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA

159.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA

160.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN

161.	Istanbul Gold Refinery*	Gold	TURKEY

162.	Italpreziosi*	Gold	ITALY

163.	Japan Mint*	Gold	JAPAN

164.	Jiangxi Copper Co., Ltd.*	Gold	CHINA

165.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN

166.	Kazzinc*	Gold	KAZAKHSTAN

167.	Kennecott Utah Copper LLC*	Gold	UNITED STATES

168.	KGHM Polska Miedz Spolka Akcyjna*	Gold	POLAND

169.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN

170.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)

171.	L’Orfebre S.A.*	Gold	ANDORRA

172.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)

173.	LT Metal Ltd.*	Gold	KOREA (REPUBLIC OF)

174.	Materion*	Gold	UNITED STATES

175.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN

176.	Metal Concentrators SA (Pty) Ltd.*	Gold	SOUTH AFRICA

177.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA

178.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE

179.	Metalor Technologies (Suzhou) Ltd.*	Gold	CHINA

180.	Metalor Technologies S.A.*	Gold	SWITZERLAND

181.	Metalor USA Refining Corporation*	Gold	UNITED STATES

182.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO

183.	Mitsubishi Materials Corporation*	Gold	JAPAN

184.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN

185.	MKS PAMP SA*	Gold	SWITZERLAND

186.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA

187.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY

188.	Navoi Mining and Metallurgical Combinat*	Gold	UZBEKISTAN

189.	NH Recytech Company*	Gold	KOREA (REPUBLIC OF)

190.	Nihon Material Co., Ltd.*	Gold	JAPAN

191.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA

192.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN

193.	Planta Recuperadora de Metales SpA*	Gold	CHILE

194.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA

195.	PX Précinox S.A.*	Gold	SWITZERLAND

196.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA

197.	REMONDIS PMR B.V.*	Gold	NETHERLANDS

198.	Royal Canadian Mint*	Gold	CANADA

199.	SAAMP*	Gold	FRANCE

200.	Safimet S.p.A.*	Gold	ITALY

201.	SAFINA A.S.*	Gold	CZECHIA

202.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)

203.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN

204.	Shandong Gold Smelting Co., Ltd.*	Gold	CHINA

205.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA

206.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA

207.	Singway Technology Co., Ltd.*	Gold	TAIWAN

208.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN

209.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN

210.	SungEel HiMetal Co., Ltd.*	Gold	KOREA, REPUBLIC OF

211.	T.C.A S.p.A*	Gold	ITALY

212.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN

213.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN

214.	TOO Tau-Ken-Altyn*	Gold	KAZAKHSTAN

215.	Torecom*	Gold	KOREA (REPUBLIC OF)

216.	Umicore Precious Metals Thailand*	Gold	THAILAND

217.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM

218.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES

219.	Valcambi S.A.*	Gold	SWITZERLAND

220.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA

221.	WIELAND Edelmetalle GmbH*	Gold	GERMANY

222.	Yamakin Co., Ltd.*	Gold	JAPAN

223.	Yokohama Metal Co., Ltd.*	Gold	JAPAN

224.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2 – Other Smelters:

Listed below are the 8 Smelters identified to us by our Suppliers as potentially in our supply chain for 2022 that have been designated as Active, Non-Conformant, or RMI Due Diligence Review – Unable to Proceed. None of these Smelters are in our supply chain for ICs. The location information and status are as reported by the RMAP as of January 31, 2023.‡‡§§

	Smelter	Metal	Country	Status

1.	CV Venus Inti Perkasa‡‡	Tin	INDONESIA	Active

2.	PT Timah Nusantara	Tin	INDONESIA	Active

3.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	Non-Conformant

4.	Marsam Metals	Gold	BRAZIL	Non-Conformant

5.	Unecha Refractory metals plant§§	Tungsten	RUSSIA	Non-Conformant

6.	Hydrometallurg, JSC§§	Tungsten	RUSSIA	RMI Due Diligence Review–Unable to Proceed

7.	Novosibirsk Tin Combine§§	Tin	RUSSIA	RMI Due Diligence Review–Unable to Proceed

8.	Solikamsk Magnesium Works OAO§§	Tantalum	RUSSIA	RMI Due Diligence Review–Unable to Proceed

‡‡	On February 13, 2023, the RMI moved CV Venus Inti Perkasa from Active status to Conformant status.
§§	Subsequent to the date this data was reported, Unecha Refractory metals plant; Hydrometallurg, JSC; Novosibirsk Tin Combine; and Solikamsk Magnesium Works OAO were all removed from our supply chain.

Appendix B

Crowe LLP

Independent Member Crowe Global

INDEPENDENT ACCOUNTANT’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2022 through December 31, 2022, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2022 through December 31, 2022, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

(Continued)

1.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2022 through December 31, 2022, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects; and

•

the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2022 through December 31, 2022, is consistent with the due diligence process that the Company undertook, in all material respects.

Crowe LLP

Dallas, Texas

May 17, 2023

2.